SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 22, 2005
                                                          --------------


                           GREENMAN TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Delaware                      1-13776                      71-0724248
--------------------------------------------------------------------------------
(State or other                (Commission                 (IRS Employer
jurisdiction of                File Number)             Identification No.)
incorporation)


                                 7 Kimball Lane
                                   Building A
                               Lynnfield, MA 01940
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (781) 224-2411
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 22, 2005, GreenMan Technologies, Inc. entered into an amendment and waiver agreement (the "Amendment") with respect to our $9 million credit facility with Laurus Master Fund, Ltd. ("Laurus").

Under the Amendment, we will be permitted to maintain overadvances of up to $2,000,000 under our $4,000,000 secured revolving note dated June 30, 2004. The amount of the overadvances permitted from time to time will be reduced on a dollar for dollar basis, for (x) any reduction of the outstanding principal amount of the term note (up to the first $1,000,000) and (y) each dollar of the outstanding principal amount of our minimum borrowing note dated June 30, 2004 (up to the first $1,000,000) converted into shares of our common stock. No overadvances will be permitted after December 31, 2005.

All overadvances outstanding from time to time will bear interest, in addition to the interest otherwise required, at a rate, calculated on the basis of a 360 day year, equal to 2% per annum on the amount of the overadvance. In the event that at any time we have outstanding overadvances of more than $2,000,000, or if any overadvance remains outstanding on or after January 1, 2006, the excess overadvance or overdue overadvance, as the case may be, will bear interest, in addition to that otherwise required, at a rate equal to 2% per month for all times such amounts are outstanding.

Under the Amendment, the conversion price at which Laurus will be permitted to convert borrowings under the minimum borrowing note and the term note into shares of our common stock will be reduced from $1.31 (a 10% premium over the average closing price of the common stock on the American Stock Exchange for the 22-day period ending June 30, 2004) in the case of the minimum borrowing note and $1.25 (a 5% premium over the average closing price of the common stock on the American Stock Exchange for the 22-day period ending June 30, 2004) in the case of the term note to $.93 (the average closing price of the common stock for the five days immediately prior to the date of the Amendment); provided, however, that the first $1,000,000 aggregate principal amount of such notes converted into shares of common stock on or after the date of the Amendment will be convertible at a conversion price equal to $.79 (85% of the average closing price of the common stock for the five days immediately prior to the date of the Amendment. These conversion prices remain subject to further adjustment as described in the respective notes.

Under the Amendment, Laurus waived any default by us that may have arisen under the term note as a result of our failure to repay Laurus the full amount of the principal due and payable on January 1, February 1 and March 1, 2005, and further agreed that we will not be required to repay the principal due under that note on April 1, May 1 and June 1, 2005 on such dates. The overdue principal and the postponed principal must be paid in full on the maturity date of the respective notes, together with all other amounts due and payable on that date.

We agreed to file a supplement to our registration statement on Form SB-2 (Commission File No. 333-117819) with the Securities and Exchange Commission, on or prior to March 31, 2005, to reflect the fixed conversion price applicable to the term note, the minimum borrowing note and the warrants associated therewith. In addition, we agreed to file a new registration statement with the Commission, on or prior to April 30, 2005, to register the resale by Laurus of the shares of common stock issuable as a result of the Amendment and the change to the fixed conversion price to each of the term note and the minimum borrowing note as a result thereof


Item 9.01. Financial Statements and Exhibits

      (a)   Financial Statements of Businesses Acquired

            None

      (b)   Pro Forma Financial Information


      (c)   Exhibits.

            Exhibit 99.1.  Amendment No. 1 and Waiver dated March 22, 2005

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GREENMAN TECHNOLOGIES, INC.
                                          (Registrant)


                                          By: /s/ Charles E. Coppa
                                              ------------------------
                                          Charles E. Coppa
                                          Chief Financial Officer

Date:  March 28, 2005